Exhibit 10.1
     THIS SEPARATION AND TRANSITION AGREEMENT is entered into as of September 24, 2011 by and among the Parties.
RECITALS
     WHEREAS, Employee is currently employed as the Vice President of Pharmaceutical Development of RXi pursuant to the Existing Employment Agreement;
     WHEREAS, it is proposed that Employee be employed in the same capacity by RNCS, Inc., a Delaware corporation and wholly owned subsidiary of RXi (“RNCS”), in connection with the transactions contemplated by the Definitive Agreements;
     WHEREAS, in order to facilitate the transactions contemplated by the Definitive Agreements, the Parties wish to terminate and Employee’s employment with RXi in conjunction with her new employment by RNCS; and
     WHEREAS, Employee wishes to resign voluntarily her employment with RXi in order to accept her new employment with RNCS.
AGREEMENTS
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the Parties agree as follows:
1.	Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Existing Employment Agreement. Certain other capitalized terms used herein shall have the meanings indicated in paragraph 7.

2.	Termination of Employment.
a)	Employee hereby resigns voluntarily as of the Effective Date; as such, the Term of the Employee’s employment under the Existing Employment Agreement shall terminate on the Effective Date, except that the provisions of the Existing Employment Agreement that by the terms thereof are to continue beyond the Term of such employment shall not be affected by this Agreement.
3.	Transition Arrangements.
a)	In consideration of Employee’s entering into the New Employment Agreement, RXi shall pay Employee the following compensation in lieu of any other compensation or benefits under the Existing Employment Agreement, or otherwise:
1)	To the extent it shall not have done so previously, within three business days following the Effective Date, RXi shall pay Employee any accrued and unpaid Base Salary as of the Effective Date.

2)	Employee acknowledges and agrees that any and all accrued and unpaid vacation pay and other paid time off of Employee shall be assumed by RNCS and honored by RNCS under the New Employment Agreement.
3)	To the extent it shall not have done so previously, upon presentation by Employee after the Effective Date, RXi shall reimburse Employee for any previously unreimbursed business expenses incurred by her prior to the Effective Date in accordance with RXi’s usual expense reimbursement policies.
4)	As of the Effective Date, RXi shall grant to Employee under RXi’s 2007 Incentive Plan an option to purchase up to 150,000 shares of RXi common stock at an exercise price equal to the closing price of RXi common stock as reported on The NASDAQ Capital Market on the Effective Date and otherwise on the terms set forth in the form of Option Agreement attached hereto as Exhibit 1. RXi shall deliver to Employee the completed and signed Option Agreement promptly following the Effective Date.
5)	Promptly following the Effective Date, RXi will amend Employee’s currently outstanding stock options under RXi’s 2007 Incentive Plan to provide for the continued vesting and exercisability of the options for so long as Employee remains in the employ of RNCS and provide Employee a written amendment to this effect to her related Option Agreements.
b)	Employee acknowledges and agrees that the foregoing compensation is all of the compensation and benefits payable or otherwise to be provided to Employee by RXi on and after the Effective Date in connection with or as a result of Employee’s employment, or termination of her employment, with RXi, and that Employee is not entitled to any other compensation, benefits or perquisites from RXi.
c)	Employee agrees that all compensation payable under this paragraph 3 shall be paid after withholding for taxes that, in RXi’s reasonable good faith judgment, are required to be withheld by RXi.
4.	RXi Property. Employee hereby acknowledges and agrees that, to the extent she has not previously done so, and except as RXi may otherwise agree in light of the ongoing services to be performed by her under the New Employment Agreement, on the Effective Date Employee shall return to RXi all RXi property, including, but not limited to, all keys, credit cards, documents, equipment (including computer and telephone equipment) files, data, and records of any kind whatsoever that she has, or has had, in her possession or control.

5.	Transition Agreements.
a)	Subject to the terms and provisions of this Agreement and Employee’s compliance herewith:
1)	From and after the Effective Date until the Spin-Off Closing, Employee shall be entitled to continue, at her election, to participate in all group health plans and other employee benefit plans, including 401(k) plans, generally made available to employees of RXi. Nothing herein, however, shall affect RXi’s right to modify, amend, change or discontinue any such plans at any time.
6.	Release; Further Assurances.
a)	In further consideration of RXi entering into this Agreement, and its promise to make payments and to provide benefits hereunder to which Employee is otherwise not entitled, Employee shall, concurrently with her execution and delivery of this Agreement, execute and deliver to RXi the Release.
b)	The Parties hereby agree to make, execute and deliver such other instruments or documents, and to do or cause to be done such further or additional acts, as may be reasonably necessary to effectuate the purposes or to implement the terms of this Agreement.
7.	Definitions.
a)	As used in this Agreement, the following capitalized terms shall have the meanings indicated:
1)	“Agreement” means this Separation and Transition Agreement, as it may be amended as provided herein.
2)	“Definitive Agreements” mean, collectively, the Contribution Agreement between RXi and RNCS and the Agreement between RNCS and Advirna, LLC, each dated the date hereof, as they may be amended as provided therein, together with the SPA.
3)	“Effective Date” has the meaning set forth in the RNCS Employment Agreement.
4)	“Employee” means Pamela Pavco, Ph.D.
5)	“Existing Employment Agreement” means the Employment Agreement, made as of March 7, 2007, between Employee and RXi, as amended to date.

6)	“New Employment Agreement” means the Employment Agreement to be entered into between RNCS and Employee on terms mutually satisfactory to RNCS and Employee.
7)	“Parties” means the Employee and RXi, collectively.
8)	“RXi” means RXi Pharmaceuticals Corporation, a Delaware corporation (to be renamed Galena Biopharma, Inc.).
9)	“Release” means the General Release in the form attached hereto as Exhibit 2.
10)	“SPA” means the Securities Purchase Agreement among RXi, RNCS, Tang Capital Partners L.P., and RTW Investments, LLC, dated the date hereof, as it may be amended as provided therein.
11)	“Spin-Off Closing” has the meaning set forth in the SPA.
8.	Miscellaneous.
a)	This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Massachusetts without regard to any conflict or choice of law rules that would result in the application of any other state’s law.
b)	Should any provision of this Agreement or any portion hereof, be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be automatically conformed to the law, if possible, or deemed not to be part of this Agreement.
c)	The Parties to this Agreement acknowledge that they have entered into this Agreement voluntarily, without coercion and based upon their judgment and not in reliance upon any representation or promises made by the other party other than those contained or referred to herein. This Agreement, including Exhibits, incorporates and constitutes the entire agreement among the Parties regarding the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the Parties hereto with respect to the subject matter hereof. This Agreement may not be modified or cancelled, nor may any provision with respect to it be waived, except in a writing signed by the Parties.
d)	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused this Separation and Transition Agreement to be executed as of the date first set forth above.

/s/ Pamela Pavco
PAMELA PAVCO, Ph.D.

RXi PHARMACEUTICALS CORPORATION
By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

ACKNOWLEDGED: RNCS, INC.
By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Financial Officer